As filed with the Securities and Exchange Commission on June 5, 2000
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          IMCLONE SYSTEMS INCORPORATED
             (Exact name of registrant as specified in its charter)



               Delaware                                04-2834797
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                Identification No.)

                               180 Varick Street
                            New York, New York 10014
              (Address of Principal Executive Offices) (Zip code)
   ImClone Systems Incorporated 1996 Incentive Stock Option Plan, As Amended
     ImClone Systems Incorporated 1996 Non-Qualified Stock Plan, As Amended
              Option to Purchase 1,000,000 Shares of Common Stock
               Option to Purchase 650,000 Shares of Common Stock
                            (Full title of the plan)

                            -----------------------

                                 John B. Landes
            Vice President, Business Development and General Counsel
                          ImClone Systems Incorporated
                               180 Varick Street
                            New York, New York 10014
                    (Name and address of agent for service)
                                 (212) 645-1405
         (Telephone number, including area code, of agent for service)

                            -----------------------

                                    Copy to:
                            Richard A. Drucker, Esq.
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000


                                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                Proposed
                                                                maximum         Proposed maximum
         Title of securities              Amount to be      offering price per     aggregate            Amount of
          to be registered               registered (1)          share           offering price     registration fee
--------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value........    1,500,000 shares      $ 66.09 (2)      $  99,135,000 (2)      $ 26,171.64
                                         1,000,000 shares      $ 18.25 (3)      $  18,250,000 (3)      $  4,818.00
                                           650,000 shares      $ 18.25 (3)      $  11,862,500 (3)      $  3,131.70
--------------------------------------------------------------------------------------------------------------------
   Totals............................    3,150,000 shares                                              $ 34,121.34
===================================================================================================================-

-------------------
(1) Plus an additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Plans (as defined below) and award agreements referenced in (i) and (ii) below. This total represents (i) 1,500,000 shares of Common Stock reserved for issuance pursuant to the options granted or which may be granted under either of the ImClone Systems Incorporated 1996 Incentive Stock Option Plan, As Amended or the ImClone Systems Incorporated 1996 Non-Qualified Stock Plan, As Amended (together, the "Plans"), (ii) shares of Common Stock reserved for issuance to the Company's President and Chief Executive Officer pursuant to an Option Agreement dated as of May 24, 1999 and (iii) 650,000 shares of Common Stock reserved for issuance to the Company's Executive Vice President and Chief Operating Officer.

(2) Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share has been determined based on the average of the high and low prices of the Common Stock on May 26, 2000, as reported by NASDAQ National Market.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee of options granted and outstanding, based on an exercise price of $18.25.

================================================================================

                            SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plans as specified under Rule 428(b)(i) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference

     This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by the Company as
Registrant:

     1. The Company's Registration Statement on Form S-8, Registration Number 333-30172, filed with respect to the Company's 1996 Incentive Stock Option Plan, the Company's 1996 Non-Qualified Stock Option Plan, the Company's 1998 Non-Qualified Stock Option Plan and an option to purchase Common Stock.

     2. The Company's Registration Statements on Form S-8, Registration Numbers 333-64825 and 333-95894, filed with respect to the Company's 1996 Incentive Stock Option Plan and the Company's 1996 Non-Qualified Stock Option Plan, respectively.

     3. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     4. All reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1999.

     5. The description of the Company's Common Stock, par value $.001 per share, contained in its registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Item 4.  Description of Securities.

               Not applicable.

     Item 5.  Interest of Named Experts and Counsel.

     John P. Landes, who has issued the Opinion of the Company's Law Department on the legality of the Common Stock of the Company offered hereby, is Vice President, Business Development and General Counsel of the Company. Mr. Landes owns Company Common Stock and holds employee stock options to purchase Company Common Stock.

     Item 6.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation and Bylaws set forth the extent to which officers and directors of the Company may be indemnified against any liabilities which they may incur. The general effect of such provisions is that, on the terms and conditions set forth in the Company's Certificate of Incorporation and Bylaws, any person made a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving as a director, officer, employee or agent of another corporation or other enterprise at the request of the Company, shall be indemnified by the Company against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him or her in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of Delaware; provided, however, that, subject to certain limited exceptions, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company. The Company's Certificate of Incorporation gives the Board of Directors of the Company the authority to extend such indemnification to employees and other agents of the Company as well.

     The general effect of the indemnification provisions contained in Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") is as follows: A director or officer who, by reason of such directorship or officership, is involved in any action, suit or proceeding (other than an action by or in the right of the corporation) may be indemnified by the corporation in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe that his or her conduct was unlawful. A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the corporation may be indemnified by the corporation against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

     The Company's Certificate of Incorporation provides that, to the maximum extent permitted under the DGCL, a director of the Company shall not be personally liable to the Company or to any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Company. Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived in improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Item 7.  Exemption for Registration Claimed.

               Not applicable.

     Item 8.   Exhibits.

     The following are filed as part of this Registration Statement:

Exhibit No.                          Description
-----------                          -----------

  4.1 Certificate of Incorporation of the Company, as amended, (incorporated by reference to Exhibit 3.1 to ImClone Systems Incorporated's Registration Statement on Form S-1, File No. 33-43064).

  4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to ImClone Systems Incorporated's Registration Statement on Form S-1, File No. 33-43064).

  5.1 Opinion of John P. Landes with respect to the legality of the securities being registered. (Filed herewith).

 23.1          Consent of KPMG LLP.  (Filed herewith).

 23.2          Consent of Counsel (Included in Exhibit 5.1).

 24. Power of Attorney. (Included on signature pages to this Registration Statement).

 99.1 ImClone Systems Incorporated 1996 Incentive Stock Option Plan, As Amended. (Filed herewith).

 99.2 ImClone Systems Incorporated 1996 Non-Qualified Stock Option Plan, As Amended. (Filed herewith).

 99.3 Option Agreement, dated as of May 24, 1999, as amended and restated as of May 31, 2000, between ImClone Systems Incorporated and Dr. Samuel D. Waksal. (Filed herewith).

 99.4 Option Agreement, dated as of May 24, 1999, as amended and restated as of May 31, 2000, between ImClone Systems Incorporated and Dr. Harlan W. Waksal. (Filed herewith).

     Item 9.   Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration statement by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of May 2000.


                                      IMCLONE SYSTEMS INCORPORATED


                                      By: /s/  Samuel D. Waksal
                                         ---------------------------------------
                                           Samuel D. Waksal
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose individual signature appears below hereby authorizes Samuel D. Waksal, Harlan W. Waksal and John B. Landes, or any of them, to execute in the name and on behalf of each such person and to file any amendment to this Registration Statement, and appoints Samuel D. Waksal, Harlan W. Waksal and John B. Landes, or any of them, as attorney-in-fact to sign on his behalf individually and in each capacity stated below, and to file any amendments to this Registration Statement, including any and all post-effective amendments.


         Signature                         Title                      Date
         ---------                         -----                      ----

/s/ Robert F. Goldhammer
----------------------------  Chairman of the Board and Director   May 31, 2000
Robert F. Goldhammer

/s/ Samuel D. Waksal
----------------------------  President, Chief Executive Officer   May 31, 2000
Samuel D. Waksal              and Director (Principal Executive
                              Officer)

/s/ Harlan W. Walsal
----------------------------  Executive Vice President, Chief      May 31, 2000
Harlan W. Walsal              Operating Officer and Director

/s/ Carl Goldfischer
----------------------------  Vice President of Finance and        May 31, 2000
Carl Goldfischer              Chief Financial Officer (Principal
                              Financial and Accounting Officer)

/s/ Vincent T. DeVita, Jr
----------------------------  Director                             May 31, 2000
Vincent T. DeVita, Jr

/s/ Paul B. Kopperl
----------------------------  Director                             May 31, 2000
Paul B. Kopperl

/s/ Arnold Levine
----------------------------  Director                             May 31, 2000
Arnold Levine

/s/ William R. Miller
----------------------------  Director                             May 31, 2000
William R. Miller

/s/ Davis M. Kies
----------------------------  Director                             May 31, 2000
David M. Kies

/s/ John Mendelsohn
----------------------------  Director                             May 31, 2000
John Mendelsohn

/s/ Richard Barth
----------------------------  Director                             May 31, 2000
Richard Barth

                                 EXHIBIT INDEX



Exhibit No.                          Description
-----------                          -----------

  4.1 Certificate of Incorporation of the Company, as amended, (incorporated by reference to Exhibit 3.1 to ImClone Systems Incorporated's Registration Statement on Form S-1, File No. 33-43064).

  4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to ImClone Systems Incorporated's Registration Statement on Form S-1, File No. 33-43064).

  5.1 Opinion of John P. Landes with respect to the legality of the securities being registered. (Filed herewith).

 23.1          Consent of KPMG LLP.  (Filed herewith).

 23.2          Consent of Counsel (Included in Exhibit 5.1).

 24. Power of Attorney. (Included on signature pages to this Registration Statement).

 99.1 ImClone Systems Incorporated 1996 Incentive Stock Option Plan, As Amended. (Filed herewith).

 99.2 ImClone Systems Incorporated 1996 Non-Qualified Stock Option Plan, As Amended. (Filed herewith).

 99.3 Option Agreement, dated as of May 24, 1999, as amended and restated as of May 31, 2000, between ImClone Systems Incorporated and Dr. Samuel D. Waksal. (Filed herewith).

 99.4 Option Agreement, dated as of May 24, 1999, as amended and restated as of May 31, 2000, between ImClone Systems Incorporated and Dr. Harlan W. Waksal. (Filed herewith).